Exhibit 10.26

EL POLLO LOCO HOLDINGS, INC.
RESTRICTED SHARE UNIT AWARD AGREEMENT

You (the "Participant') are hereby awarded restricted share units (the "RSUs"), pursuant to the El Pollo Loco Holdings, Inc. (the "Company") 2018 Omnibus Equity Incentive Plan (the "Plan"), on the terms and conditions in this Restricted Share Unit Award Agreement (this "Award Agreement ") and on the terms and conditions in the Plan that are incorporated herein by reference.

WHEREAS, pursuant to that certain Employment Agreement by and between the Company and the Participant, dated as of __________________ (the "Employment Agreement "), the Company has agreed to make this grant to the Participant;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	Specific Terms. The RSUs shall have the following terms:
Name of Participant:
Number of RSUs:
Award Date:

Vesting	The RSUs shall vest in four (4) equal installments on each of the first four (4) anniversaries of the Award Date, subject to the terms and conditions of the Plan.

Settlement
Each RSU shall be settled by the delivery of one (1) share of Common Stock to the Participant within thirty (30) calendar days following the date on which such RSU becomes vested in accordance with this Award Agreement.

2.Termination of Employment. If the Participant's employment with the Company is terminated for any reason, the RSUs shall, to the extent not then vested, be forfeited upon such termination of employment for no consideration.

3.Delivery of Shares of Common Stock. The shares of Common Stock deliverable upon the settlement of the RSUs may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock that have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable.

4.
No Right to Continued Employment. The granting of the RSUs evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of the Participant and shall not lessen or affect the Company's or any Affiliate's right to terminate the employment of the Participant.

5.Legend on Certificates. The certificates, if any, or book entries representing the shares of Common Stock deliverable pursuant to this Award Agreement shall be subject to such stop transfer orders and other restrictions as the Administrator or its delegate reasonably deems advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Common Stock are listed, and any applicable Federal or state laws, and the Administrator or such other party may cause a legend or legends to be put on any such certificates or to be notated on the stock register to make appropriate reference to such restrictions.

6.	Transferability.

(a)    The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance in contravention of the foregoing shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the RSUs to heirs or legatees of the Participant shall be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

(b)    The RSUs shall not be liable for the debts, contracts or engagements of the Participant or the Participant's successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 6(a) hereof.

7.Withholding. The Participant may be required to pay to the Company or any Affi liate and the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the RSUs or from any compensation (including base salary) or other amount owing to the Participant the amount (in cash, shares of Common Stock, other securities or other property) of any applicable withholding taxes in respect of the RSUs, or any payment or transfer under or with respect to the RSUs and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes.

Exhibit 10.26

8.Securities Laws. The issuance of any shares of Common Stock hereunder shall be subject to the Participant making or entering into such written representations, warranties and agreements as the Administrator or any officer of the Company may reasonably request in order to comply with applicable securities laws and government regulations.

9.Notices. Any notice necessary under this Award Agreement shall be addressed to the Company in care of its Vice President, Legal at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10.Governing Law/Jurisdiction. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Any suit, action or proceeding with respect to this Award Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and the Company and the Participant hereby submit to the exclusive jurisdiction of such courts (and their appellate courts, whether or not located in the State of Delaware) for the purpose of any such suit, action, proceeding or judgment. The Participant and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Award Agreement brought in any court of competent jurisdiction in the State of Delaware, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

11.Incorporation of the Terms of the Plan. By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan as set forth on Exhibit A hereto. The RSUs are subject to the Plan, as may be amended from time to time, and the terms and provisions of the plan are incorporated herein by reference. In the event of any inconsistency between the Plan and this Award Agreement, the terms of the Plan shall control.

12.Section 409A. The intent of the parties is that payments and benefits under this Award Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have separated from service with the Company for purposes of this Award Agreement and no payment shall be due to the Participant under this Award Agreement on account of a separation from service until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Any payments described in this Award Agreement that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Award Agreement, to the extent that any RSUs are payable upon a separation from service and such payment would result in the imposition of any individual income tax and late interest charges imposed under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in this Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

13.Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.
Amendment and Termination. To the extent permitted by terms of the Plan, this Award Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board, but no amendment, alteration or termination shall be made that would materially impair the rights of the Participant under the RSUs without the Participant's consent.

15.Entire Agreement. This Award Agreement (including all exhibits hereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

16.Electronic Signature; Electronic Delivery and Acceptance. The Participant's electronic signature of this Award Agreement shall have the same validity and effect as a signature affixed by hand. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the administration of the RSUs through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant.

18.Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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Exhibit 10.26

BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the RSUs are hereby awarded under the terms and conditions of this Award Agreement and under the terms and conditions of the Plan.

EL POLLO LOCO HOLDINGS, INC.

By: ________________________________
Name:
Its:

PARTICIPANT

By:
Name: